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                                                            Exhibit 99





Analyst contact:
Dennis E. McDaniel
Vice President Investor Relations
513-603-2197
dennis.mcdaniel@ocas.com

Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com



For Immediate Release


                         OHIO CASUALTY CORPORATION
                         DECLARES REGULAR DIVIDEND


FAIRFIELD, Ohio, May 8, 2007  --- The Directors of Ohio Casualty
Corporation (NASDAQ:OCAS) declared on May 6, 2007, a regular dividend of $0.13 per share, payable June 12, 2007, to shareholders of record on June 1, 2007.



Corporate Profile
Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Group, collectively referred to as Consolidated Corporation. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 50th among U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2006). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $5.7 billion as of March 31, 2007.